UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2021

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 4, 2021, NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), a subsidiary of NeoGenomics, Inc. (the “Company”) entered into a Share Purchase Agreement, by and between NeoGenomics Laboratories, Inivata Limited, a private limited company incorporated in England and Wales (“Inivata”), and the initial sellers party thereto (the “Share Purchase Agreement”).
Pursuant to the Share Purchase Agreement, and upon the terms and subject to the conditions thereof, NeoGenomics Laboratories will acquire all outstanding equity interests of Inivata not previously held by NeoGenomics Laboratories in exchange for payment of consideration in an aggregate amount of $390,000,000, adjusted to reflect certain cash and debt items at closing, resulting in Inivata becoming a wholly-owned subsidiary of the Company. The consideration will be satisfied in cash and, to the extent any shareholder elects in accordance with the terms of the Share Purchase Agreement, shares of the Company’s common stock, par value $0.001 (“Common Stock”), the price of which is based upon 95% of the average of the volume-weighted average prices of the Common Stock over the ten trading day period ending on May 4, 2021 (the “Share Consideration”).
Closing of the Share Purchase Agreement is subject to customary conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Share Purchase Agreement contains customary warranties and covenants.
The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 75 days of the closing date of the Implementation Agreement to register the resale of the shares of Common Stock issued pursuant to the Share Consideration.
The foregoing summary of the principal terms of the Share Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete copy of the Share Purchase Agreement, a copy of which is filed hereto as Exhibit 2.1.

Item 3.02	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information regarding the issuance of the Share Consideration set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Share Consideration in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on this exemption from registration for private placements based in part on the representations made by Inivata’s former stockholders and optionholders. The offer and sale of the Share Consideration have not been registered under the Securities Act.

Item 7.01	Regulation FD Disclosure.
On May 5, 2021, NeoGenomics issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.
Note Regarding Forward-Looking Statements
Certain information contained in Current Report on Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to satisfy the conditions to the closing of the transactions described above, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021.
Forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it does not undertake any obligation to do so, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated May 4, 2021.
99.1	Press Release of NeoGenomics, Inc. dated May 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
May 5, 2021